EXHIBIT 4(F)2


                                 FIRST AMENDMENT
                                       TO
                      AMENDED AND RESTATED TRUST AGREEMENT
                                       OF
                                 MP&L CAPITAL I

     This First Amendment, dated as of August 23, 2000 (this "Amendment"), to the Trust Agreement (as defined below) of MP&L Capital I (the "Trust"), is made and entered into by and among Minnesota Power, Inc. (formerly known as Minnesota Power & Light Company), a Minnesota corporation, as Depositor (the "Depositor"), David G. Gartzke, Philip R. Halverson and James K. Vizanko (each an "Administrative Trustee," and collectively, the "Administrative Trustees"), and The Bank of New York, as Property Trustee.

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Trust is a Delaware business trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Act") pursuant to (i) the Trust Agreement of the Trust, dated as of February 15, 1996 (the "Original Trust Agreement"), which Original Trust Agreement was amended and restated by the Amended and Restated Trust Agreement, dated as of March 1, 1996 (the "Trust Agreement"), and (ii) the Certificate of the Trust of the Trust, dated February 15, 1996, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 15, 1996 (the "Certificate of Trust");

     WHEREAS, the Depositor has heretofore changed its name from "Minnesota Power & Light Company" to "Minnesota Power, Inc.";

     WHEREAS, the Depositor has adopted a trade name effective September 1, 2000 and will do business under the name of "ALLETE";

     WHEREAS, in accordance with the Trust Agreement, the Depositor and the Administrative Trustees desire to (i) change the name of the Trust from "MP&L Capital I" to "ALLETE Capital I" and (ii) reflect in the Trust Agreement the change in the name of the Depositor from "Minnesota Power & Light Company" to "Minnesota Power, Inc., doing business as ALLETE";

     WHEREAS, the Trust Agreement may be amended (on approval of a majority of the Administrative Trustees) in accordance with the terms of Section 10.03(a) of the Trust Agreement, to reflect the terms set forth below; and

     WHEREAS, the Depositor has requested and hereby requests that the Property Trustee join in the execution and delivery of this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

I.   AMENDMENTS.
     ----------

     A. All references in the Trust Agreement to "MP&L Capital I" are hereby amended by changing such references to "ALLETE Capital I".

     B. All references in the Trust Agreement to "Minnesota Power & Light Company" are hereby amended by changing such references to "Minnesota Power, Inc., doing business as ALLETE".

II.  MISCELLANEOUS.
     -------------

     A.   Successors and Assigns. This Amendment shall be binding upon, and
          ----------------------
shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     B.   Full Force and Effect.  Except to the extent modified hereby, the
          ---------------------
Trust Agreement shall remain in full force and effect.

     C.   Counterparts. This Amendment may be executed in counterparts, all of
          ------------
which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

     D.   Recitals. The recitals contained in this Amendment shall be taken as
          --------
the statements of the Depositor and the Administrative Trustees, and the Property Trustee assumes no responsibility for their correctness.

     E.   Governing Law. This Amendment shall be interpreted in accordance with
          -------------
the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

     F.   Effectiveness of Amendment. This Amendment shall be effective upon
          --------------------------
mailing of a notice of this Amendment to the Securityholders, in accordance with
Section 10.08 of the Trust Agreement.

     G.   Certificate of Amendment. Any Administrative Trustee, acting
          ------------------------
singly, is hereby authorized to execute and file with the Secretary of State a Certificate of Amendment to the Certificate of Trust to effect the substance of this Amendment.

     H.   Status of Outstanding Trust Securities. Any Trust Securities that
          --------------------------------------
are validly issued and Outstanding on the date hereof shall continue to be (i) represented by the Trust Securities Certificates executed and delivered in connection with the original issuance of the Trust Securities, and (ii) Trust Securities validly issued, fully paid, nonassessable and entitled to the benefits of the Trust Agreement, notwithstanding that the Trust Securities are designated in such Trust Securities Certificates as Trust Securities of "MP&L Capital I" rather than of "ALLETE Capital I".

     I.   Capitalized Terms. Capitalized terms used herein and not otherwise
          -----------------
defined herein are used as defined in the Trust Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                                   MINNESOTA POWER, INC.,
                                   as Depositor


                                   By: /s/ David G. Gartzke
                                      ------------------------------------
                                      Name:  David G. Gartzke
                                      Title: Senior Vice President - Finance and
                                             Chief Financial Officer


                                   PHILIP R. HALVERSON, not in his individual capacity, but solely as Administrative Trustee of the Trust


                                   /s/ Philip R. Halverson
                                   ------------------------------------


                                   DAVID G. GARTZKE, not in his individual
                                   capacity, but solely as Administrative
                                   Trustee of the Trust


                                   /s/ David G. Gartzke
                                   ------------------------------------


                                   JAMES K. VIZANKO, not in his individual
                                   capacity, but solely as Administrative
                                   Trustee of the Trust


                                   /s/ James K. Vizanko
                                   ------------------------------------


                                   THE BANK OF NEW YORK,
                                   as Property Trustee of the Trust


                                   /s/ Stephen J. Giurfando
                                   ------------------------------------
                                   Stephen J. Giurfando
                                   Vice President


                                      -3-